Registration No. 333-31039


               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.   20549

                          ____________


                 POST-EFFECTIVE AMENDMENT NO. 1
                               to
                            FORM S-3
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ____________


              UNION TEXAS PETROLEUM HOLDINGS, INC.
     (Exact name of Registrant as specified in its charter)


            Delaware                               76-0040040
  (State or other jurisdiction of           (IRS Identification No.)
   incorporation or organization)


                   c/o ATLANTIC RICHFIELD COMPANY
           515 South Flower Street, Los Angeles, CA    90071
                           (213) 486-3511
             (Address, including zip code, and telephone
              number including area code of registrant's
                     principal executive offices)

                          ____________


                            Copies to

      Diane A. Ward, Esq.                        Bruce G. Whitmore, Esq.
Senior Counsel - Securities & Finance         Senior Vice President, General
   Atlantic Richfield Company                Counsel and Corporate Secretary
    515 South Flower Street                    Atlantic Richfield Company
    Los Angeles, CA   90071                     515 South Flower Street
        (213) 486-2808                           Los Angeles, CA 90071
                                                     (213) 486-1774

                             PART II

      Following termination of the offering on June 29, 1998, the date on which Union Texas Petroleum Holdings, Inc. was merged into a wholly-owned, privately held subsidiary of Atlantic Richfield Company, this Post-Effective Amendment No. 1 is being filed to deregister $175 million of Common Stock, Debt Securities, Preferred Stock, Depositary Shares, representing Preferred Stock and Warrants that remained unsold on such date.


Item 16.  Exhibits

     Exhibit No.         Description of Exhibit
     -----------         ----------------------

          3              Certificate of Merger

         24              Power of Attorney


Item 17.  Undertakings

       Pursuant to Registrant's undertaking to remove from registration by means of a post-effective amendment any of the securities remaining unsold at the termination of the offering, registrant is filing this Post-Effective Amendment No. 1.

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

                            SIGNATURE


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on September 30, 1998.

                                UNION TEXAS PETROLEUM HOLDINGS, INC.

                                      * /s/ MICHAEL E. WILEY
                                By:_________________________________
                                       Michael E. Wiley
                                       Chairman of the Board and
                                       Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


         Signature                     Title                     Date
         ---------                     -----                     ----

  */s/ MICHAEL E. WILEY
___________________________    Chairman of the Board,     September 30, 1998
     Michael E. Wiley          Chief Executive Officer
   (Principal executive        and Director
         officer)


   /s/ MARK E. NICHOLLS
___________________________    Senior Vice President,     September 30, 1998
     Mark E. Nicholls          Chief Financial Officer
   (Principal financial        and Controller
   officer and Principal
    accounting officer)


  */s/ MARIE L. KNOWLES
____________________________   Director                   September 30, 1998
      Marie L. Knowles


 */s/ DONALD R. VOELTE, JR.
____________________________   Director                   September 30, 1998
    Donald R. Voelte, Jr.


  */s/ WILLIAM E. WADE, JR.
_____________________________  Director                   September 30, 1998
    William E. Wade, Jr.


      /s/ MARK E. NICHOLLS
 *By________________________
        Mark E. Nicholls
        Attorney-in-Fact

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